UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2006

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 28, 2006, Gabriel Technologies Corporation, a Delaware corporation (the “Company”), filed a Form 12b-25 with the Securities and Exchange Commission regarding the filing of its Annual Report on Form 10-KSB for the year ended June 30, 2006 (the “Report”). In the Form 12b-25, the Company advised that the Report would be filed on or before October 13, 2006. Due to the sudden illness this week of the partner with the Company’s independent registered public accounting firm who is principally responsible for the Company’s audit, the Company is unable to file the Report by October 13, 2006. The audit of the Company’s financial statements to be included in the Report is not yet completed. The Company anticipates that it will be able to file a complete Report containing its audited financial statements within 7 days.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: October 13, 2006	By:	/s/ Keith Feilmeier
Keith Feilmeier President